                                                                    Exhibit 99.1
Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings (Private) Limited, Temasek
Capital  (Private)  Limited  and  Seletar  Investments  Pte Ltd.  The  principal business  address of each of the Reporting  Persons is 60B Orchard Road,  #06-18
Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:             Temasek Holdings (Private) Limited
Date of Event Requiring Statement:        February 26, 2010
Issuer Name and Ticker or Trading Symbol: Avago Technologies Limited (AVGO)

Dated as of March 2, 2010

                                          TEMASEK HOLDINGS (PRIVATE) LIMITED

                                          By:/s/ LENA CHIA YUE JOO
                                             -----------------------------------
                                          Name:  Lena Chia Yue Joo
                                          Title: Managing Director, Legal &
                                          Regulations

                                          TEMASEK CAPITAL (PRIVATE) LIMITED

                                          By:/S/ LENA CHIA YUE JOO
                                             -----------------------------------
                                          Name:  Lena Chia Yue Joo
                                          Title: Director

                                          SELETAR INVESTMENTS PTE LTD.

                                          By:/S/ ANG PENG HUAT
                                             -----------------------------------
                                          Name:  Ang Peng Huat
                                          Title: Authorized Signatory